Exhibit 4.5

NUMBER NY 01158 [ILLEGIBLE] SPECIMEN COMMON STOCK CUSIP 91307C 10 2  UNITED THERAPEUTICS CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that

SPECIMEN

is the registered holder of

fully paid and non-assessable shares of common stock, with a par value of $0.01, of

UNITED THERAPEUTICS CORPORATION

COMMON

transferable on the books of the Company by such registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.  This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof the said Company has caused this certificate to be signed by its duly authorized officer.

    Dated   Countersigned and Registered

The Bank of New York  New York  Transfer Agent and Registrar  SPECIMEN Authorized Officer  PRESIDENT  SECRETARY This certificate is transferable at the offices of The Bank of New York, in New York City.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

For value received                 hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME, ADDRESS AND S.I.N OF ASSIGNEE)

SOCIAL INSURANCE NUMBER

                                                                                       Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                       Attorney to transfer the said stock on the Books of the within-named Corporation with full power of substitution in the premises.

Dated

X
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION, OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

In the presence of

Signature Guaranteed by: